EXHIBIT 99.1

NEWS RELEASE

CARS Announces Amendment to its Credit Agreement Including

Waiver of Net Leverage and Interest Coverage Covenants Through 2020

CHICAGO, June 16, 2020 – Cars.com Inc. (NYSE: CARS) (“CARS” or the “Company”) today announced an amendment to its existing credit facility providing the Company with increased covenant flexibility through the end of the facility in May 2022.

The amendment includes a covenant holiday with an exemption from the net leverage and interest coverage ratios that addresses the Covid-19 impact through the end of 2020, maximum net leverage of 6.5x effective March 31, 2021, with step downs thereafter. During the covenant holiday period there is a minimum liquidity requirement of $75 million. As of May 31, 2020, the Company’s liquidity was approximately $225 million including cash and cash equivalents and availability under the revolving credit facility.

“Our ability to work with our supportive bank group for enhanced covenant flexibility through maturity of the agreement in 2022 is testament to the confidence in our business before the pandemic period and beyond. We would like to thank our lender group for their continued confidence and support as we vie for sector leadership through traffic gains, innovation and customer advocacy,” said Alex Vetter, President and Chief Executive Officer of CARS.

About CARS

CARS is a leading digital marketplace and solutions provider for the automotive industry that connects car shoppers with sellers. Launched in 1998 with the flagship marketplace Cars.com and headquartered in Chicago, the Company empowers shoppers with the data, resources and digital tools needed to make informed buying decisions and seamlessly connect with automotive retailers. In a rapidly changing market, CARS enables dealerships and OEMs with innovative technical solutions and data-driven intelligence to better reach and influence ready-to-buy shoppers, increase inventory turn and gain market share. In 2018, Cars.com acquired Dealer Inspire®, an innovative technology company building solutions that future-proof dealerships with more efficient operations, a faster and easier car buying process, and connected digital experiences that sell and service more vehicles.

CARS properties include Cars.com™, DealerRater®, DealerInspire®, Auto.com™, PickupTrucks.com™ and NewCars.com®. For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning the impact of COVID-19 on our industry, our dealer customers and our results of operations, our business strategies, plans and objectives, market potential, outlook, trends, future financial performance, planned operational and product improvements, potential strategic transactions, liquidity, including changes to our credit facility, and other matters and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements, strategic actions or prospects may differ materially from those expressed or implied by these forward-looking statements. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of strategic action, performance or results. Our actual results and actions could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond our control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions, to differ materially from those expressed in the forward-looking statements contained in this press release.  For a detailed discussion of many of these and other risks and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission, available on our website at investor.cars.com or via EDGAR at www.sec.gov. All forward-looking statements contained in this press release are qualified by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to us and speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the federal securities laws.

CARS Investor Relations Contact:
Kamal Hamid
khamid@cars.com
312.601.5110

CARS Media Contact:
Marita Thomas
mthomas@cars.com
312.601.5692

[SOURCE Cars.com Inc.]

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